RELEASE OF COMPANY GUARANTY


     This Agreement is made and entered into as of September 4, 1997 by United States Trust Company of New York, as Trustee, a corporation duly organized, existing and authorized to accept and execute trusts under the laws of the State of New York with its principal office located at 114 West 47th Street, New York, New York 10036 (the "Trustee"), in favor of Dunkirk International Glass and Ceramics Corporation, a Delaware corporation having an office at 181 Stegelske Avenue, Dunkirk, New York 14048 (the "Company").

                                    RECITALS:
                                    ---------

     WHEREAS, pursuant to the terms of a certain Trust Indenture, dated as of March 1, 1995 (the "Indenture"), by and between the County of Chautauqua Industrial Development Agency (the "Agency") and the Trustee, the Agency issued its Solid Waste Disposal Facility Bonds, Series 1995, (Dunkirk International Glass and Ceramics Corporation Project) for the benefit of the Company in the aggregate principal amount of $8,000,000 (the "Bonds"); and

     WHEREAS, in connection with the issuance of the Bonds, the Company guaranteed to the Trustee for the benefit of the holders from time to time of the Bonds, the full and prompt payment of the principal, interest, premiums, if any, and certain other costs and expenses relating to the Bonds, all pursuant to the terms of a certain Company Guaranty, dated as of March 1, 1995 (the "Company Guaranty"), from the County in favor of the Trustee; and

     WHEREAS, the holders of the Bonds have allowed for the complete redemption of the Bonds by the Company and in connection therewith the Bondholders have instructed the Trustee to execute and deliver this form of release of the Company from the terms of the Company Guaranty.

     NOW THEREFORE, in consideration of the foregoing and the Trustee's receipt of proceeds from or on behalf of the Company sufficient to effect the redemption of the Bonds as authorized by the holders of the Bonds, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

     That the Trustee, in its capacity as Trustee under the Indenture for the benefit of the holders of the Bonds, does by this instrument hereby release the Company from all the terms, covenants and conditions to be observed or performed by the Company under the Company Guaranty and the Company Guaranty is hereby deemed terminated and of no further force or effect.

     IN WITNESS WHEREOF, the Trustee has executed this Release as of the day and year first above written.

                                          UNITED STATES TRUST COMPANY
                                          OF NEW YORK


                                          By:    /s/ Kenneth J. Rothschild
                                                 -------------------------
                                          Name:  Kenneth J. Rothschild
                                          Title: Assistant Vice President